As filed with the Securities and Exchange Commission on May 30,
1997
                               Registration No. 333-___________


                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM S-8

                       REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                  STERLING FINANCIAL CORPORATION
      (Exact Name of Registrant As Specified In Its Charter)

   Pennsylvania                                 23-2449551
----------------------                       -----------------
(State or other jurisdiction                 (I.R.S. Employer
of Incorporation or organization)            Identification No.)
    101 North Pointe Blvd.
   Lancaster, Pennsylvania                          17601
-------------------------------              -----------------
(Address of principal executive                (Zip Code)
 offices


       1997 DIRECTORS STOCK COMPENSATION PLAN AND POLICY

                 (Full title of the plan)
       --------------------------------------------------

John E. Stefan, Chairman of the Board,          Copies To:
President & Chief Executive Office   Nicholas Bybel, Jr., Esquire
STERLING FINANCIAL CORPORATION         B. Tyler Lincoln, Esquire
101 North Pointe Boulevard             SHUMAKER WILLIAMS, P.C.
Lancaster, Pennsylvania  17601-4133      Post Office Box 88
(717) 581-6030                        Harrisburg, Pennsylvania
------------------------------------                       17108
(Name, address, including zip code,        (717) 763-1121
and telephone number, including area
code, of agent for service)

                  CALCULATION OF REGISTRATION FEE

Title of Each Class         Amount            Proposed Maximum
of Securities to            to be              Offering Price
e Registered            Registered <F1>         Per Share<F2>


Common Stock,
$5.00 Par Value            24,000                $25.375


Title of Each Class     Proposed Maximum         Amount of
of Securities to          Aggregate              Registration
be Registered           Offering Price <F2>         Fee


Common Stock,
$5.00 Par Value            $609,000.00           $184.55

<F1> Based on the maximum number of shares of Sterling Financial
Corporation Common Stock, par value $5.00 per share, ("Common Stock") authorized for issuance under the plans set forth above. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of this plan.

<F2> Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the closing bid and asked prices of the Common Stock on May 28, 1997, with respect to the shares of Common Stock issuable under the plan.



           Page 1 of 18 Sequentially Numbered Pages
              Index to Exhibits Found on Page 10

                  TO PARTICIPANTS IN THE
         1997 DIRECTORS COMPENSATION PLAN AND POLICY


     Sterling Financial Corporation (the "Company") has filed a Registration Statement, on Form S-8 concerning the shares of Common Stock, $5.00 par value ( the "Common Stock") that the Company may, from time to time, issue pursuant to the 1997 Directors Compensation Plan and Policy (the "Plan"). The Prospectus deemed to form a part of the Registration Statement consists of certain documents and explanatory memoranda regarding the Plan. Also deemed to comprise part of the Prospectus, are the following documents, each of which is specifically incorporated by reference into the Registration Statement and each of which is on file with the Securities and Exchange Commission (the "Commission") File No. 0-16276):

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

     (c) the description of the Corporation's common stock that appears in the Corporation's Registration Statement No. 33-55131 on Form S-3, filed with the Commission on August 19, 1994.

     All documents filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the Prospectus and prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in the Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

     The Company will provide, without charge, to each participant in the Plan who so requests, a copy of any or all of the documents mentioned above, as well as, all documentation relating to the Plan required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933, as amended. Requests for such copies should be addressed orally or in writing to:

                         Attention: John E. Stefan
                         Chairman of the Board, President and
                         Chief Executive Officer
                         Sterling Financial Corporation
                         101 North Pointe Boulevard
                         Lancaster, Pennsylvania 17601-4133
                         (717) 581-6030


  May 30, 1997

                           PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents filed by the Company with the Commission, under File No. 0-16276:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

     (c) the description of the Corporation's common stock that appears in the Corporation's Registration Statement No. 33-55131 on Form S-3, filed with the Commission on August 19, 1994.

     All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The document(s) containing the information specified in Items 1 and 2 of Part I of this Form S-8 that will be sent or given to the plan participants, as specified in Rule 428(b)(1) and in accordance with the instructions to Part I of Form S-8, are not filed with the Securities and Exchange Commission as a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The general corporate law of the Commonwealth of Pennsylvania, as applicable to the Company, together with the Company's By-laws, provides the Company's officers and directors with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. Aside from matters involving criminal statutes or tax laws, directors are not personally liable for monetary damages for any action or inaction taken unless the director has breached or failed to perform his or her duties of office and such breach or failure constitutes willful misconduct or recklessness. The Company's officers and directors are entitled to be indemnified if they are named as a party or threatened to be named as a party to any type of proceeding as a result of actions or inactions taken while in the course of their association with the Company provided that such action or inaction was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. Officers and directors of the Company will be presumed to be entitled to this indemnification absent breaches of fiduciary duty, lack of good faith or self-dealing and will be entitled to be indemnified unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

     To the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action or proceeding relating to third party actions or relating to derivative actions or in defense of any, claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred in connection therewith.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed

     Not applicable.

Items 8.  Exhibits

Exhibit No.
-----------

   4.1    Amended Articles of Incorporation of
          Sterling Financial Corporation
          (Incorporated by reference to
          Exhibit 3(i) of the Company's Registration
          Statement No. 333-28065,
          filed with the Commission on May 30,
          1997).

   4.2    Amended Bylaws of Sterling Financial
          Corporation (Incorporated by reference
          to at Exhibit 3(ii) of the Company's
          Registration Statement No. 333-28065,
          filed with the Commission on May 30, 1997).

   4.3    1997 Directors Stock Compensation Plan
          and Policy.

   5      Opinion of Shumaker Williams, P.C.

  23.1    Consent of Trout, Ebersole & Groff, LLP.

  23.2    Consent of Shumaker Williams, P.C.
          (contained at Exhibit 5 of this
          Registration Statement).

  24      Power of Attorney of Directors and
          Officers (included on Signature
          Pages).

Item 9.   Undertakings

          (a) The undersigned Registrant hereby
              undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding as asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lancaster, Commonwealth of Pennsylvania, on May 27, 1997.


                              STERLING FINANCIAL CORPORATION

                        By:   /s/ John E. Stefan
                              -------------------------------
                              John Stefan
                              Chairman of the Board, President
                              and Chief Executive Officer


                         POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Stefan and Ronald L. Bowman, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

                                  Capacity            Date


/s/ John E. Stefan         Chairman of the Board,    May 27, 1997
------------------         President and Chief
John E. Stefan             Executive Officer;
                           Director
                          (Principal Executive
                           Officer)

/s/ Jere L. Obetz          Senior Vice President/    May 27, 1997
------------------         Treasurer
Jere L. Obetz              Chief Financial Officer

/s/ Ronald L. Bowman       Vice President/Secretary  May 27, 1997
--------------------      (Principal Accounting
Ronald L. Bowman           Officer)


/s/ Richard H. Albright,   Director                  May 27, 1997
                   Jr.
-----------------------
Richard H. Albright, Jr.


/s/ Robert H. Caldwell     Director                  May 27, 1997
-----------------------
Robert H. Caldwell


/s/ Howard E. Groff, Jr.   Director                 May 27, 1997
------------------------
Howard E. Groff, Jr.


/s/ Joan R. Henderson      Director                 May 27, 1997

-----------------------
Joan R. Henderson


/s/ J. Robert Hess         Director                 May 27, 1997
----------------------
J. Robert Hess


/s/ Calvin G. High         Director                 May 27, 1997
----------------------
Calvin G. High


/s/ J. Roger Moyer, Jr.   Executive Vice President/ May 27, 1997
-----------------------   Assistant Secretary and
J. Roger Moyer, Jr.       Director


/s/ Glenn Nauman          Director                  May 27, 1997
----------------------
Glenn R. Walz

                           Exhibit Index

                                                    Page Number
                                                    In Sequential
                                                    Numbering
Exhibit No.                                         System
-----------                                         -------------

   4.1     Amended Articles of Incorporation of
           Sterling Financial Corporation
           (Incorporated by reference to Exhibit
           3(i) of the Company's Registration
           Statement No. 333-28065, filed with
           the Commission on May 30, 1997).

  4.2      Amended Bylaws of Sterling Financial
           Corporation (Incorporated by reference
           to at Exhibit 3(ii) of the Company's
           Registration Statement No. 333-28065,
           filed with the Commission on May 30, 1997).

  4.3      1997 Directors Stock Compensation Plan and     11
           Policy

  5        Opinion of Shumaker Williams, P.C.             14


 23.1      Consent of Trout, Ebersole & Groff, LLP.       17

 23.2      Consent of Shumaker Williams, P.C.
           (contained at Exhibit 5 of this Registration
           Statement).

 24        Power of Attorney of Directors and
           Officers (included on Signature Pages).